Exhibit 10.2
THE TRANSFER OF THIS NOTE IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS NOTE HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF PAYEE THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
SECURED PROMISSORY NOTE

, 2008
$	Costa Mesa, California
1. Principal and Interest. For value received, IRVINE SENSORS CORPORATION, a Delaware corporation (“Company”), hereby promises to pay to the order of ROBERT GUINDI, an individual (“Payee”), whose address is as set forth below, or such other address as the holder of this Secured Promissory Note (this “Note”) may designate in writing, the principal sum of $                     together with interest on the unpaid principal balance from time to time remaining at a rate per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 365 days) which shall from day to day be equal to 12%. The principal of and accrued interest on this Note shall be due and payable in full eighteen (18) months from the date hereof. This Note is part of an offering of up to $1,000,000 in principal balance being made by the Company (the “Offering”) and the other purchasers of notes in such Offering are referred to as the “Other Payees” and all the notes issued in such Offering, including this Note are referred to as the “Notes”.
2. Security and Priority. The Payee and each of the Other Payees shall be a party to that certain Intercreditor Agreement with Longview Fund L.P. and Alpha Capital Anstalt (the “Original Lenders”), pursuant to which the Original Lenders have subordinated certain of their obligations to the repayment of all amounts owed for principal, interest and any other amounts owed to the Payee and each of the other Payees are entitled to under the Notes. The Notes are secured by a Security Agreement in substantially all assets of the Company on the terms set forth in the Security Agreement. The lien in the collateral under the Security Agreement is senior to the lien of the Original Lenders and all collateral is being held in the name of the collateral agent under that certain Collateral Agent Agreement.
3. Equity Securities. As consideration for making the advance under this Note, the Company shall issue shares of its Common Stock to Payee with a value equal to 25% of the principal amount of the Note, based on the fair market value of the Company’s Common Stock (as determined in accordance with Nasdaq’s rules) (the “Market Value”) as of the date of issuance of the Note (the “Initial Shares”). The Initial Shares will be issued to Payee upon the earlier of (i) the closing of an equity private placement to be conducted by J.P. Turner & Company, L.L.C. with gross proceeds of at least $2.0 million (the “J.P. Turner Financing”) or (ii) seven months following the issuance date of the Note or as soon as practicable thereafter as permitted by the NASDAQ Stock Market, LLC (“Nasdaq”). In the event that the Note has not been paid in full on or before the six month anniversary of the issuance date of the Note (the “Six Month Anniversary Date”), the Company shall issue an additional number of shares of its Common Stock to Payee with a value equal to 12.5% of the principal amount of the Note, based on the greater of (i) the Market Value of the Company’s Common Stock as of the Six Month Anniversary Date or (ii) the Market Value of the Company’s Common Stock as of the date of issuance of the Notes (the “Six Month Shares”). In the event the J.P. Turner Financing has closed prior to the Six Month Anniversary Date, the Six Month Shares will be issued to Payee upon the first business day immediately following the Six Month Anniversary Date or as soon as practicable thereafter as permitted by Nasdaq. In the event that the J.P. Turner Financing has not closed prior to the Six Month Anniversary Date, the Six Month Shares will be issued to the Payee upon the earlier of (i) the closing of the J.P. Turner Financing or (ii) seven months following the issuance date of the Notes or as soon as practicable thereafter as permitted by Nasdaq. In the event that the Note has not been paid in full on or before the twelve month anniversary of the issuance date of the Note (the “Twelve Month Anniversary Date”), the Company shall issue shares of its Common Stock to Payee with a value equal to 12.5% of the principal amount of the Note, based on the greater of (i) the Market Value of the Company’s Common Stock as of the Twelve Month Anniversary Date or (ii) the Market Value of the Company’s Common Stock as of the date of issuance of the Notes (the “Twelve Month Shares” and together with the Initial Shares and the Six Month Shares, the “Shares”). The Twelve Month Shares will be issued to such investors upon the first business day immediately following the date of the Twelve Month Anniversary Issuance or as soon as practicable thereafter as permitted by Nasdaq.

4. Prepayment. Company shall have the right to prepay all or any portion of the principal hereof at any time without premium or penalty; provided, however, that with any prepayment Company shall also pay all accrued but unpaid interest on the principal being prepaid.
5. Default. Holders with more than 50% of the principal balance of all of the Notes issued in connection with the Offering shall have the right upon the occurrence of any of the following events to declare an event of default and elect to accelerate the amount owing hereunder (individually, an “Event of Default” and collectively, “Events of Default”):
(i) the termination of existence of Company, whether by dissolution or otherwise, or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty (30) days;
(ii) the institution against Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;
(iii) the commencement by Company of any voluntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally; or
(iv) an assignment by Company for the benefit of its creditors or an admission in writing by the Company of its inability to pay its debts as they become due.
6. Cumulative Rights. No delay on the part of Payee in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the Payee of any right or remedy for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it, him or her.
7. Waivers. Except as otherwise set forth in this Note, Company, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.
8. Modifications in Writing. No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by Company and Payee, and then only to the extent therein specifically set forth.
9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

10. Entire Agreement; Severability. This Note and the Intercreditor Agreement constitute the full and entire understanding, promise and agreement between Company and Payee with respect to the subject matter hereof, and it supersedes, merges and renders void every other prior written and/or oral understanding, promise or agreement between Company and Payee. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Note.
THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
11. Governing Law. This Note is being executed and delivered and is intended to be performed, in the State of New York, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.
12. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.
13. Successors and Assigns. All of the promises and agreements in this Note contained by or on behalf of Company shall bind its successors and assigns, whether so expressed or not; provided, however, that Company may not, without the prior written consent of Payee, assign any rights, duties, or obligations under this Note.
14. Counterparts. This instrument may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15. New Intercreditor Documents upon Qualified New Debt Facility. In the event that the Company refinances the obligations owing to the Original Lenders or these obligations are extinguished upon the conversion into Convertible Preferred Stock as described in the Offering and the Company elects to incur additional indebtedness that meets the definition of “Qualified New Debt Facility” below, then Payee shall execute and deliver to the Company promptly upon demand the following: (i) written instruction to the Collateral Agent to subordinate any security interest in any collateral securing the Notes; (ii) a new subordination agreement on terms substantially similar to the Intercreditor Agreement being executed in connection with the Offering, with the exception that the Qualified New Debt Facility shall be secured senior debt and the Notes shall be secured junior debt; and (iii) such other documents as the Placement Agent in the Offering reasonably concludes are necessary in order to consummate the Qualified New Debt Facility. Payee acknowledges that this covenant is a material inducement of the Company to consummate the Offering and that the failure of the Payee to execute such documents will cause the Company irreparable harm, entitling the Company to bring an action for specific performance. In the event of any action to enforce the terms of this Section 15, the Company shall be entitled to reasonable attorneys fees in addition to any damages. As used herein “Qualified New Debt Facility” shall mean a credit facility arranged by the Placement Agent in this Offering with a maximum principal amount of up to $5.0 million, a non-default interest rate not to exceed 12% per annum, and a maturity date of at least 12 months.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, Company has caused this instrument to be duly executed as of the date first set forth above.

COMPANY: IRVINE SENSORS CORPORATION
By:
	Name:	John J. Stuart, Jr.
	Title: Address: Fax No.:	Chief Financial Officer 3001 Red Hill Ave. Costa Mesa, CA 92626 714-444-8773
ACKNOWLEDGED AND AGREED:
PAYEE:
Acknowledgement contained in the Omnibus
Signature Page in the Subscription Agreement
Name:
Address:
[Signature Page — Secured Promissory Note]